Exhibit 99.1

For Immediate Release:

Steinway Provides Preliminary Information for 2005

WALTHAM, MA - February 10, 2006 - Steinway Musical Instruments, Inc. (NYSE: LVB), one of the world’s leading manufacturers of musical instruments, today announced certain information that management will be providing to investors in connection with the Company’s proposed private placement of $175.0 million of new senior notes.

The offering of new senior notes has not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.

The Company is in the process of closing its financial records for the year ended December 31, 2005. Based on preliminary unaudited financial information available at this time, Steinway expects to report net sales of approximately $387.1 million and Adjusted EBITDA of $49.1 million for the period. Although management believes these preliminary financial results are reasonable estimates based on current information, Steinway cannot guarantee that actual results will not differ materially from these estimates.

In December 2005, the Company purchased $8.2 million of its existing notes at 105%. As a result of this debt extinguishment and elimination of related deferred financing costs, Steinway recognized a loss of $0.5 million in December 2005.

In February 2006, the Company repaid one of its term loans which had a principal balance of $16.6 million at the time of repayment. As a result of the repayment, Steinway will recognize a loss of approximately $1.1 million for the quarter ending March 31, 2006 due to elimination of the related deferred financing costs.

The tables below set forth additional information which may be of interest to investors.

Revenue and Gross Profit Estimates for 2005

Total Revenue	$387.1 million	Total Gross Profit	$111.5 million

Steinway grand pianos	34%	Steinway grand pianos	48%
Other products & services	19%	Other products & services	19%
Total Piano Revenue	53%	Total Piano Gross Profit	67%

Total Band Revenue	47%	Total Band Gross Profit	33%

Open Band Orders Outstanding at Period End (in millions)

	Q1	Q2	Q3	Q4
2004	$30.7	$24.0	$18.5	$24.5
2005	$30.0	$30.6	$25.4	$38.9

Change in Recorded Band Orders at Period End (Year over Year)

	Q1	Q2	Q3	Q4
2004	(28)%	(14)%	(5)%	(8)%
2005	12%	8%	5%	10%

Band Division Margin (Year over Year)

Change in Adjusted margin (1), 2004 to 2005

Q1	Q2	Q3	Q4E
(3.8)%	0.5%	1.1%	3.1%

(1)          Adjusted for non-recurring, infrequent or unusual charges.  See Reconciliations of Band Division GAAP Gross Margins to Adjusted Gross Margins

Order rates and preliminary sales and gross margins for the month of January were favorable for the Company’s band division.  Management is very optimistic that its band division’s results for 2006 will show a substantial improvement over the prior year.

Sources/(Uses) of Cash, 2001 to 2005E (in millions)

Cash	$(35.0)
Debt Paydown	$(51.2)
Acquisition	$(36.8)
Stock Issuance	$8.5
Net Cap Ex	$(25.5)
Other	$(5.4)

Work-in-Process Inventory (1) (2) (in millions)

	2002	2003	2004	2005E
Inventory	$43.0	$37.3	$32.5	$27.7
% Change		(13.3)%	(12.9)%	(14.8)%

(1)          Band Division and Steinway NY Only

(2)          For comparative purposes, excludes inventory resulting from the Company’s 2004 acquisition of Leblanc

Asset Base (dollars in millions)

	9/30/05	Market Value(1)	Market Value(1)
Cash	$21.0	100%	$21.0
A/R	93.4	90%	84.1
Inventory	174.0	100%	174.0
Other	21.4	10%	2.1
Total Current Assets	$309.8		$281.2

West 57th Street	26.0	Estimated Value	100.0
Steinway Factory — NY	3.4	Estimated Value	200.0
Other PP&E, Net	68.1	90%	61.3
Trademarks	13.3	Appraised Value	90.5
Other	48.4	10%	4.8
Total Assets	$469.0		$737.8

(1)          Adjustments based on management estimates

Reconciliations of Band Division GAAP Gross Margins to Adjusted Gross Margins (Dollars in Millions)

	Sales	GM	GM%	Adjustments		Adjusted GM	Adjusted GM%
Q1 2004	$44,344	$10,028	22.6%	$1,412	(1)	$11,440	$25.8%
Q2 2004	38,755	8,911	23.0%	32	(1)	8,943	23.1%
Q3 2004	47,052	8,596	18.3%	932	(2)	9,528	20.2%
Q4 2004	41,195	6,032	14.6%	242	(2)	6,274	15.2%

Q1 2005	47,567	9,753	20.5%	703	(2)	10,456	22.0%
Q2 2005	43,368	9,659	22.3%	567	(2)	10,226	23.6%
Q3 2005	46,943	9,712	20.7%	274	(2)	9,986	21.3%
Q4 2005E	45,748	8,334	18.2%	29	(2)	8,363	18.3%

(1)          Reflects employee severance costs associated with plant closures.

(2)          Reflects charges relating to the step-up of acquired inventory.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.

Non-GAAP Financial Data

Regulation G, “Conditions for Use of Non-GAAP (generally accepted accounting principles) Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information.  We provide “Adjusted EBITDA,” which is a non-GAAP financial measure, which we calculate as earnings before net interest expense, income taxes, depreciation and amortization, excluding non-recurring, infrequent or unusual charges.  We believe that “Adjusted EBITDA” provides important supplemental information to investors.

In our calculation of Adjusted EBITDA, we eliminate the impact of items we do not consider indicative of our ongoing operations.  For the reasons indicated herein, you are encouraged to evaluate each adjustment and whether you consider it appropriate. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the items that we have excluded in the presentation of Adjusted EBITDA as non-recurring, infrequent or unusual. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by non-recurring, infrequent or unusual items.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•   it does not reflect our cash used for capital expenditures or contractual commitments;

•   it does not reflect changes in, or cash requirements for, our working capital requirements;

•   it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•   although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•   Adjusted EBITDA does not reflect the impact of, or charges resulting from, matters we consider not to be indicative of our ongoing operations because we feel they are non-recurring, infrequent or unusual; and

•   other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that, in addition to cash flow from operations and net income, Adjusted EBITDA is a useful financial measure for assessing operating performance and liquidity, as it provides investors with an additional basis to evaluate our performance and our ability to incur and service debt and to fund capital expenditures. Our management also uses Adjusted EBITDA as a measure of performance for our operating segments. However, Adjusted EBITDA is not a recognized measurement under GAAP, and Adjusted EBITDA should not be construed as an alternative to net income, as determined in accordance with GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating, investing and financing activities, all as determined in accordance with GAAP, as a measure of liquidity or our ability to meet cash needs and service debt. For information about our financial results as reported in accordance with GAAP, see the Company’s filings with the Securities and Exchange Commission (“SEC”).

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; recent geopolitical events; increased competition; work stoppages and slowdowns; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new band instrument product and distribution strategies; ability of suppliers to meet demand; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully integrate and operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the SEC.

Contact:

Julie A. Theriault

Telephone: 781-894-9770

E-mail: ir@steinwaymusical.com